EXHIBIT 24

POWER OF ATTORNEY

EXHIBIT 24

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes Kit M. Cole or Mark Garwood, or either of them,  as attorney-in-fact, to sign on his or her behalf, individually and in each capacity stated below, and to file this Registration Statement on Form S-8 and all amendments and/or supplements to this Registration Statement on Form S-8.

Signature	Title	Date

/s/ Allan G. Bortel	Director	March 3, 2005

Allan G. Bortel

/s/ Kit M. Cole	Chief Executive Officer,	March 3, 2005
Chairman of the Board, and Director
Kit M. Cole	(Principal Executive Officer)

/s/ Carolyn Horan	Director	March 3, 2005

Carolyn Horan

/s/ Richard E. Smith	Director	March 3, 2005

Richard E. Smith

/s/ W. Jeffery Tappan	Director	March 3, 2005

W. Jeffery Tappan

/s/ Paul Schaeffer	Director	March 3, 2005

Paul Schaeffer

/s/ Michael Moulton	Chief Financial Officer	March 3, 2005
(Principal Financial Officer)
Michael Moulton